Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 25, 2025, with respect to the consolidated financial statements of Netskope, Inc., incorporated herein by reference.

/s/ KPMG LLP

Santa Clara, California

September 18, 2025